Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
AMENDED AND RESTATED PROMISSORY NOTE

$2,000,000.00	Date:	As of June 27, 2018 New York, New York
FOR VALUE RECEIVED, the undersigned, INTERSECTIONS INC., a Delaware corporation (“Borrower”), with offices at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151, hereby promises to pay to the order of LOEB HOLDING CORPORATION, 100 Wall Street - 19th floor, New York, NY 10005, Attention; Bruce L. Lev, Esq. (“Lender”), the principal amount set forth above plus interest thereon from the date hereof, in U.S. Dollars, in immediately available funds.
1.Interest. The per annum rate of interest to be charged on the outstanding principal amount is at the Interest Rate (as herein defined). “Interest Rate” means the highest interest rate from time to time in effect under the Credit Agreement dated as of April 20, 2017 (as amended from time to time, the “Credit Agreement”) among the Borrower, certain other parties thereto and Peak6 Investments, L.P. Interest shall be calculated by the Lender from time to time.
2.    Payments. Interest on the outstanding principal amount evidenced by this Note is payable on such date as any principal is payable hereunder. If any amount becomes due and payable hereunder on a Saturday, Sunday or public or other banking holiday under the law of the State of New York, with respect to such amount the payment date shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.
3.    Prepayments. (a) The Borrower may prepay this Note in full or in part at any time, provided, that any prepayment made in cash prior to maturity hereof in the following paragraph shall be accompanied by an additional breakage cost of 10% of the amount of the principal so prepaid. (b) The Borrower shall make prepayments on this Note and the Promissory Note, dated as of the date hereof, payable to David A. McGough in the original principal amount of $1,000,000.00 (the “Other Note”) in the same proportion as the outstanding amounts bear to each other. (c) All payments shall be applied by the Lender as follows: first, to the payment of all accrued but unpaid fees, costs, or expenses under this Note; second, to the payment of interest on the amount of principal being repaid; third, to the repayment of principal under this Note; and fourth, the balance, if any, to the Borrower.
4.    Maturity Date. All outstanding principal shall become due and payable on the earliest of the following dates: (a) June 30, 2019 and (b) upon the acceleration of the maturity of the

Exhibit 10.3

amounts due hereunder upon an Event of Default (as herein defined) in accordance with the provisions of this Note.
5.    Events of Default; Remedies. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:
(a)    Payment Default.  The Borrower shall fail to pay the outstanding principal or accrued interest amount due under this Note, or any portion thereof when due, whether on the stated maturity date, or on such earlier date as is required by this Section 5, or otherwise;
(b)    Other Default.  The Borrower shall materially breach any representation, warranty, covenant, agreement or obligation of the Borrower under this Note, and shall fail to cure such breach within ten (10) days after written notice thereof to the Borrower;
(c)    Other Indebtedness.  The Borrower shall default under the Other Note or any other material indebtedness of the Borrower, and shall fail to cure such default within ten (10) days after written notice thereof to the Borrower;
(d)    Bankruptcy, Etc.  (i) The Borrower, pursuant to or within the meaning of Title 11, United States Code or any similar Federal or state law for the relief of debtors (“Bankruptcy Law”) (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a custodian of it or for any part of its assets, (E) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (F) applies for, consents to or acquiesces in the appointment of or taking possession by a custodian of the Borrower or for any part of its assets, (G) makes a general assignment for the benefit of its creditors, or (H) takes any corporate act to authorize any of the foregoing; or (ii) an involuntary petition is filed against the Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any Bankruptcy Law now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Borrower.
Upon or at any time after the occurrence of an Event of Default, at the option of the Lender, in the Lender’ sole discretion, all principal, interest and other charges payable hereunder shall be immediately due and payable; provided that, in addition, upon the occurrence of the Event of Default in clause (d) above with respect to the Borrower, all principal, interest and other charges payable hereunder shall be automatically and immediately due and payable. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.
6.    Interest Upon Default. The Borrower agrees that if any amounts due hereunder are not paid when due, whether on an interest payment date, at maturity or accelerated maturity as provided herein (in addition to any other interest, fees, or expenses which may accrue as a result of such Event of Default), such unpaid amounts will bear interest at 2% per annum in excess of the Interest Rate. In no event shall the amount of interest paid or agreed to be paid to the Holder hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In such event, the Interest Rate shall automatically be reduced to the maximum rate permitted by such law.

Exhibit 10.3

7.    Waivers. The Borrower waives demand and presentment for payment, notice of non-payment or dishonor, notice of protest and protest of this Note and any other notice required to be given by applicable law and agrees that its liability hereunder shall not be affected by any renewals, amendments or modifications of this Note, or extensions of the time of payment of all or any part of the amount owing hereunder at any time or times.
8.    Taxes; Expenses; Attorneys’ Fees. The Borrower agrees to pay and indemnify the Lender for any documentary taxes arising from the execution of this Note. The Borrower agrees to pay any and all court costs incurred by the Lender in a legal action based on an Event of Default. The Borrower agrees to pay, to the extent allowed by law, reasonable attorneys’ fees, costs and expenses paid or incurred by the Lender in connection with the collection or enforcement of this Note, including but not limited to reasonable attorneys’ fees, court costs, and costs incurred in connection with any bankruptcy proceedings, whether or not suit is filed. The Borrower agrees to pay in full all amounts due under this Note without setoff, counterclaim, or any deduction whatsoever.
9.    Miscellaneous. No provision of this Note shall be waived, modified or limited except by a written agreement signed by the Lender and the Borrower. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision hereof. No delay or omission on the part of the Lender in exercising any rights hereunder shall operate as a waiver of such right or of any other right under this Note. This Note shall be binding upon the Borrower and its successors and permitted assigns and shall inure to the benefit of the Lender and its successors and assigns. The Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Note held by the Lender, irrespective of whether the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under the preceding sentence are in addition to other rights and remedies (including other rights of setoff) which the Lender may have. Facsimile and pdf signatures are of the same force and effect as originals. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Note a new Note of like tenor.
10.    Transfer. This Note may be transferred or assigned by the Lender at any time and in any manner without the prior written consent of the Borrower, subject only to applicable securities laws. The Borrower may not transfer or assign this Note or any of its rights hereunder without the prior written consent of the Lender.  The Lender shall promptly notify the Borrower of any transfer or assignment of this Note.
11.    Governing Law; Venue; Trial By Jury. This Note and any claim, controversy or dispute related to or in connection with this Note or any of the transactions contemplated hereby or thereby, the relationship of the parties hereto and the interpretation and enforcement of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. The Borrower consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. The Borrower hereby waives any right to a trial by jury in any action or proceeding arising out of or in connection with this Note, or any other claim or dispute between the Borrower and the Lender.

Exhibit 10.3

12.    Ranking; Subordination. All obligations under this Note will be subordinated to the extent provided for in the Subordination Agreement dated as of the date hereof among the Borrower, the Lender and Peak6 Strategic Capital LLC.
13.    Conversion or Exchange. If a Qualified Financing is consummated, then within five business days of the Qualified Financing closing, the Lender or the Borrower will have the option to convert or exchange all principal and accrued interest to the date of conversion, in whole or in part, into securities issued in the Qualified Financing at the offering price. If the Borrower opts to convert this Note or the Other Note, the Borrower shall convert the Other Note and this Note. The Borrower shall provide the Lender with advance written notice of any Qualified Financing, as well as copies of all underlying documents with a reasonable opportunity for the Lender to provide comment on such documents. “Qualified Financing” means an offering of equity or equity derivative securities, including units consisting of stock, convertible notes and/or warrants, of the Borrower, in a single or series of related closings, with net proceeds to the Borrower of at least $10,000,000 (inclusive of principal amount of this Note converted or exchanged) after the date hereof and prior to the maturity date of this Note. Notwithstanding anything to the contrary contained in this Note, the Borrower and the Lender agree that the Borrower shall not issue any securities (including shares of Common Stock) upon conversion or exchange of this Note or otherwise pursuant to the terms of this Note if the issuance of such securities by the Borrower would result in the Borrower being in violation of its obligations, if any, under the rules or regulations of The NASDAQ Capital Market (or such other securities exchange on which the Company is listed), including, without limitation, NASDAQ Listing Rules 5635(c) or 5635(d), except that the foregoing restriction will not apply following Approval (as defined below) or if Borrower obtains from its counsel (or if Lender obtains from its counsel) a written opinion that the Approval is not required. If Approval is required, the Borrower will use its best efforts to obtain stockholder approval of the Note and the issuance of the securities upon such conversion or exchange, if necessary, in accordance with the requirements of NASDAQ Listing Rules, including Rules 5635(c) and/or 5635(d) (the “Approval”). If the Borrower is unable to obtain such Approval, all principal, interest and other charges payable hereunder must be repaid in cash when due and payable.
14.    Representations and Warranties. The Borrower hereby represents and warrants to, and agrees with, the Lender as set forth on Exhibit A attached hereto. The Lender hereby represents and warrants to, and agrees with, the Borrower as set forth on Exhibit B attached hereto. The representations, warranties, covenants and agreements contained in this Note shall survive the execution and delivery hereof.
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IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the day and year first above written.
BORROWER:

INTERSECTIONS INC.
By: ________________________________
     Name: Michael Stanfield
     Title: Chairman of the Board

AGREED:

LENDER:

LOEB HOLDING CORPORATION
By: ___________________________________
Name:

EXHIBIT A
Representations and Warranties of the Borrower
The Borrower hereby represents and warrants to, and agrees with, the Lender that:
Organization, Good Standing and Qualification. The Borrower is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Borrower is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Borrower and its Subsidiaries (as defined herein) taken as a whole, or (ii) the ability of the Borrower to perform its obligations hereunder (a “Material Adverse Effect”). As used herein, (i) “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; and (ii) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
Authorization. The Borrower has full corporate power and authority and has taken all requisite action on the part of the Borrower, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of the Note, and (b) the authorization of the performance of all obligations of the Borrower hereunder. The Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy.
Consents. The execution, delivery and performance by the Borrower of the Note requires no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Borrower undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Lender (and other lenders under similar promissory notes) set forth on Exhibit B hereof (and thereof), the Borrower has taken all action necessary to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) the transactions contemplated hereby.
SEC Documents; Financial Statements. Since January 1, 2017, the Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Borrower has made available to the Lender or its representatives true, correct and complete copies of any SEC Documents not available on the SEC’s Electronic Data

Gathering Analysis (“EDGAR”) system. As of their respective filing dates, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Borrower included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects on a consolidated basis the financial position of the Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
Absence of Certain Changes. Except as disclosed in the SEC Documents, since March 31, 2018: (a) there has occurred no event that would, to the Borrower’s knowledge, reasonably be expected to result in a Material Adverse Effect; (b) the Borrower and its Subsidiaries, taken as a whole, have not incurred any liabilities, contingent or otherwise, other than (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, and (ii) liabilities not required to be reflected in the Borrower’s financial statements pursuant to generally accepted accounting principles, consistently applied, or disclosed in filings made with the Commission; (c) there has not been any material change in the capital stock or any material increase in any short-term or long-term indebtedness of the Borrower or any of its Subsidiaries; and (d) there has been no dividend or distribution of any kind declared, paid or made by the Borrower or, except for dividends paid to the Borrower, by the Borrower’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Borrower or any of its Subsidiaries of any class of capital stock.
Use of Proceeds. The net proceeds of the Note shall be used by the Borrower to make prepayments under the Credit Agreement and for working capital and general corporate purposes.
Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of Borrower who might be entitled to any fee or commission for which the Borrower will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

EXHIBIT B
Representations and Warranties of the Lender
The Lender hereby represents and warrants to, and agrees with, the Borrower that:
1.    Authorization. The Lender has full power and authority necessary for (a) the authorization, execution and delivery of the Note, and (b) the authorization of the performance of all obligations of the Lender hereunder. The Note constitutes the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy.
2.    Purchase Entirely for Own Account. This Note is made with the Lender in reliance upon the Lender’s representation to the Borrower that the Note to be acquired by the Lender will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Lender further represents that the Lender does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Note. The Lender has not been formed for the specific purpose of acquiring the Note.
3.    Disclosure of Information. The Lender is an affiliate of the Borrower, and has had a full opportunity to discuss the Borrower’s business, management, financial affairs and the terms and conditions of the offering of the Note with the Borrower's management and Board of Directors. The foregoing, however, does not limit or modify the representations and warranties of the Borrower in Exhibit A to this Note or the right of the Lender to rely thereon.
4.    Restricted Securities. The Lender understands that the Note has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. The Lender understands that the Note is a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lender must hold the Note indefinitely unless it is registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Lender acknowledges that the Borrower has no obligation to register or qualify the Note for resale. The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, and on requirements relating to the Borrower which are outside of the Lender’s control, and which the Borrower is under no obligation and may not be able to satisfy.
5.    Legends. The Lender understands that the Note, including any securities issued in respect of or exchange for the Note, may bear one or all of the following legends:
(a)    “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH

TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(b)    Any legend required by the federal securities laws or the securities laws of any state to the extent such laws are applicable to the Note represented by the certificate so legended.
Accredited Lender. The Lender is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
No Disqualification Event. With respect to the Note, neither the Lender nor any of its directors, executive officers, other officers is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act.
No General Solicitation. Neither the Lender, nor any of the Lender’s officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.
Short Sales. Between the time Lender learned about the offering contemplated by the Note and the public announcement of the offering, Lender has not engaged in any short sales or similar transactions with respect to the capital stock of Borrower, nor has Lender, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the capital stock of Borrower. Lender shall not engage in any short sales involving the capital stock of Borrower in violation of the Securities Act. Notwithstanding the foregoing, in the case of a Lender that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Lender’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Lender’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by the Note.
Residency.  Lender is a resident of that jurisdiction specified in the Note and is not acquiring the Shares as a nominee or agent or otherwise for any other person.
Brokers.  There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of Lender who might be entitled to any fee or commission for which the Borrower will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.